Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Announces Third Quarter Results

Raises Fourth Quarter and Full Year EPS Guidance

HOUSTON, TX, November 19, 2009 -- Stage Stores, Inc. (NYSE: SSI) today reported a net loss for the third quarter ended October 31, 2009 of $7.3 million, or $0.19 per share, compared to a net loss of $102.8 million, or $2.66 per share, for the prior year third quarter ended November 1, 2008.  Last year’s third quarter results include a non-cash goodwill impairment charge of $95.4 million, or $2.47 per share.  Excluding the impairment charge last year, the comparable non-GAAP net loss was $7.4 million, or $0.19 per share.

Andy Hall, President and Chief Executive Officer, commented, “We are pleased with our ability to once again manage our business and deliver better than originally expected results.  Strong inventory and expense control lead to increases in both our gross margin and SG&A leverage.  In the quarter, our gross margin rate increased 20 basis points while our SG&A expenses declined by $1.2 million, despite operating 27 additional stores.  While sales were in line with expectations, we are encouraged by the improving same store sales trend throughout the quarter.  At quarter end, our balance sheet remains very strong, with same-store inventories down 8%, no borrowings on our $250 million revolving credit facility and a reduction in net debt of $97 million compared to last year.”

Mr. Hall continued, “During the quarter, we opened 16 new stores, 13 of which were under the new Goody’s nameplate.  We increased the total number of Goody’s locations to 15 on November 12th with the opening of a new Goody’s store in Bartlesville, OK, and the rebranding of a Stage store in Russellville, AR.  During the year, we opened a total of 27 new stores and reopened our hurricane-damaged store in Galveston, TX.  While our plans have not been finalized, we anticipate opening a similar number of new stores in 2010.”

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Stage Stores Announces
Third Quarter Results
Page - 2

Mr. Hall concluded, “We remain optimistic about our business.  Our merchants have done a terrific job in filling our stores with appealing seasonal merchandise to satisfy our customers’ personal and gift giving needs.  In addition, new productivity initiatives such as the realignment of our north and south divisions and a new POS software platform give us more tools to better manage the business and drive operating margin improvements going forward.”

Fiscal 2009 – Updated Fourth Quarter and Full Year Guidance
Commenting on the Company’s updated guidance, Mr. Hall stated, “Although unemployment has topped 10% and we anticipate challenging economic conditions during the fourth quarter, we are raising our fourth quarter comparable store sales outlook to a decrease of 4.0% to 7.0% from the decrease of 5.0% to 8.0% provided in August.  In conjunction with that change, we are raising our fourth quarter EPS guidance to $0.56 to $0.66 from $0.54 to $0.65.  For the fiscal year, we are projecting a comparable store sales decrease of 7.0% to 8.0%.  Given our better than expected results for the third quarter, and our increased fourth quarter outlook, we are raising our EPS guidance for the year to $0.59 to $0.69 versus our August guidance of $0.47 to $0.65.”

4th Quarter 2009:

	4Q 2009 OUTLOOK			4Q 2008
Sales ($mm)	$429	-	$442	$456

Diluted EPS	$0.56	-	$0.66	$0.67

Diluted Shares (m)	38,535			37,994

FY 2009:

	FY 2009 OUTLOOK			FY 2008
Sales ($mm)	$1,429	-	$1,442	$1,516

Diluted EPS	$0.59	-	$0.69	$0.77

Diluted Shares (m)	38,455			38,729

•	FY 2008 results are on a non-GAAP basis and exclude a goodwill impairment charge recorded in the third quarter of $95.4 million.

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Stage Stores Announces
Third Quarter Results
Page - 3

Conference Call Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its third quarter results.  Interested parties can participate in the Company’s conference call by dialing 703-639-1328.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestoresinc.com and then clicking on Webcasts, then the webcast link.  A replay of the conference call will be available online until midnight on Friday, November 27, 2009.

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 759 stores located in 39 states.  The Company operates its stores under the five names of Bealls, Goody’s, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the number of stores that the Company anticipates opening in 2010, as well as comments regarding the Company’s sales and EPS outlooks for the fourth quarter of the 2009 fiscal year, as well as for the 2009 fiscal year.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 30, 2009, and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except earnings per share)
(Unaudited)

	Thirteen Weeks Ended
	October 31, 2009		November 1, 2008
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$324,944	100.0%	$333,756	100.0%
Cost of sales and related buying, occupancy
and distribution expenses	251,396	77.4%	259,036	77.6%
Gross profit	73,548	22.6%	74,720	22.4%
Selling, general and administrative expenses	83,222	25.6%	84,417	25.3%
Store opening costs	1,174	0.4%	2,340	0.7%
Goodwill impairment	-	0.0%	95,374	28.6%
Interest expense, net of income of $1 and $0, respectively	1,079	0.3%	1,365	0.4%
Loss before income tax	(11,927)	-3.7%	(108,776)	-32.6%
Income tax benefit	(4,608)	-1.4%	(5,980)	-1.8%
Net loss	$(7,319)	-2.3%	$(102,796)	-30.8%

Basic and diluted loss per share data:
Basic loss per share	$(0.19)		$(2.66)
Basic weighted average shares outstanding	38,084		38,603

Diluted loss per share	$(0.19)		$(2.66)
Diluted weighted average shares outstanding	38,084		38,603

Supplemental Information

Net loss:
On a U.S. GAAP basis	$(7,319)		$(102,796)
Goodwill impairment	-		95,374
On a non-GAAP basis	$(7,319)		$(7,422)

Diluted loss per share:
On a U.S. GAAP basis	$(0.19)		$(2.66)
Goodwill impairment	-		2.47
On a non-GAAP basis	$(0.19)		$(0.19)

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except earnings per share)
(Unaudited)

	Thirty-Nine Weeks Ended
	October 31, 2009		November 1, 2008
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$1,000,247	100.0%	$1,059,999	100.0%
Cost of sales and related buying, occupancy
and distribution expenses	742,019	74.2%	783,123	73.9%
Gross profit	258,228	25.8%	276,876	26.1%
Selling, general and administrative expenses	250,682	25.1%	261,277	24.6%
Store opening costs	2,825	0.3%	5,879	0.6%
Goodwill impairment	-	0.0%	95,374	9.0%
Interest expense, net of income of $77 and $11, respectively	3,378	0.3%	3,887	0.4%
Income (loss) before income tax	1,343	0.1%	(89,541)	-8.4%
Income tax expense	474	0.0%	1,329	0.1%
Net income (loss)	$869	0.1%	$(90,870)	-8.6%

Basic and diluted earnings (loss) per share data:
Basic earnings (loss) per share	$0.02		$(2.37)
Basic weighted average shares outstanding	38,028		38,396

Diluted earnings (loss) per share	$0.02		$(2.37)
Diluted weighted average shares outstanding	38,403		38,396

Supplemental Information

Net income (loss):
On a U.S. GAAP basis	$869		$(90,870)
Goodwill impairment	-		95,374
On a non-GAAP basis	$869		$4,504

Diluted earnings (loss) per share:
On a U.S. GAAP basis	$0.02		$(2.37)
Goodwill impairment	-		2.48
On a non-GAAP basis	$0.02		$0.12

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	October 31, 2009	January 31, 2009

ASSETS
Cash and cash equivalents	$45,483	$26,278
Merchandise inventories, net	379,331	314,517
Prepaid expenses and other current assets	26,575	30,824
Total current assets	451,389	371,619

Property, equipment and leasehold improvements, net	353,199	367,135
Intangible asset	14,910	14,910
Other non-current assets, net	15,619	14,379
Total assets	$835,117	$768,043

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$172,577	$97,760
Current portion of debt obligations	11,856	11,161
Accrued expenses and other current liabilities	62,415	60,727
Total current liabilities	246,848	169,648

Debt obligations	37,936	45,851
Other long-term liabilities	99,676	102,541
Total liabilities	384,460	318,040

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized,
56,077 and 55,849 shares issued, respectively	561	558
Additional paid-in capital	500,308	494,765
Less treasury stock - at cost, 17,986 shares	(287,040)	(286,751)
Accumulated other comprehensive loss	(4,898)	(5,138)
Retained earnings	241,726	246,569
Stockholders' equity	450,657	450,003
Total liabilities and stockholders' equity	$835,117	$768,043

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Thirty-Nine Weeks Ended
	October 31, 2009	November 1, 2008

Cash flows from operating activities:
Net income	$869	$(90,870)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and leasehold impairments	45,053	43,615
Deferred income taxes	662	330
Tax (deficiency) benefits from stock-based compensation	(391)	1,564
Stock-based compensation expense	4,953	5,717
Amortization of debt issue costs	218	191
Goodwill impairment	-	95,374
Excess tax benefits from stock-based compensation	(129)	(2,270)
Deferred compensation	93	396
Amortization of employee benefit related costs	390	-
Construction allowances from landlords	3,543	18,921
Changes in operating assets and liabilities:
Increase in merchandise inventories	(64,814)	(85,194)
Decrease in other assets	2,060	12,899
Increase in accounts payable and other liabilities	74,431	66,897
Total adjustments	66,069	158,440
Net cash provided by operating activities	66,938	67,570

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(36,110)	(79,710)
Proceeds from insurance and retirements of property, equipment
and leasehold improvements	578	3
Net cash used in investing activities	(35,532)	(79,707)

Cash flows from financing activities:
Proceeds from (payments on):
Borrowings under revolving credit facility, net	-	2,124
Equipment financing	-	18,961
Finance lease obligations	1,585	1,625
Debt obligations	(8,805)	(5,431)
Debt issuance costs	-	(190)
Repurchases of common stock	(289)	(6,949)
Exercise of stock options	891	4,687
Excess tax benefits from stock-based compensation	129	2,270
Cash dividends	(5,712)	(5,777)
Net cash (used in) provided by financing activities	(12,201)	11,320
Net increase (decrease) in cash and cash equivalents	19,205	(817)

Cash and cash equivalents:
Beginning of period	26,278	17,028
End of period	$45,483	$16,211